SUBSCRIPTION AGREEMENT

TO:                      APOLLO GOLD CORPORATION (the “Company”)

Linear Gold Corp. (the “Purchaser”) hereby irrevocably subscribes for and agrees to purchase the number of common shares of the Company (the “Shares”) set out below, at a price of $0.40 per Share, subject to the following terms and conditions.  This agreement, which for greater certainty includes and incorporates the attached schedule, is referred to herein as the “Subscription Agreement”.  The Purchaser and the Company agree to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription” including without limitation the representations, warranties and covenants set forth in the schedule attached thereto.  The Purchaser and the Company further agree, without limitation, that the other party and its counsel may rely on the representations, warranties and covenants contained in such documents.

Issuer:	Apollo Gold Corporation	Issue: Common Shares

Price Per Share:  $0.40

No. of Shares Purchased:  62,500,000

Total Subscription Price:  $25,000,000

DATED this 9th day of March, 2010.

	Name and Address of Purchaser	Suite 502, 2000 Barrington Street
	Linear Gold Corp.	Halifax, Nova Scotia B3J 3K1
	(Name of Purchaser - please print)	(Purchaser’s Address)

by:	President and CEO
(Official Capacity or Title - please print)

	/s/ Wade Dawe	(902) 422-1421
	Authorized Signature	(Telephone Number)

(902) 491-4281
	(Please print name of individual whose signature appears above if different than the name of the Purchaser printed above.)	(Facsimile Number)

Registration Instructions:	Delivery Instructions:
Name

Account reference, if applicable	Account reference, if applicable

Address	Contact Name

Address

Telephone Number

Facsimile Number

ACCEPTANCE

The foregoing is acknowledged, accepted and agreed to this 9th day of March, 2010.

APOLLO GOLD CORPORATION

Per:	/s/ R. David Russell
Authorized Signing Officer

TERMS AND CONDITIONS OF SUBSCRIPTION

1.           Subscription.  The Purchaser hereby tenders to the Company this Subscription Agreement which, upon acceptance by the Company, will constitute an irrevocable agreement of the Purchaser to purchase from the Company, and of the Company to sell to the Purchaser, an aggregate of 62,500,000 Shares at a price of $0.40 per Share (the “Purchase Price”), all on the terms and subject to the conditions set out in this Subscription Agreement (the “Private Placement”).  The Company is a public company listed on the Toronto Stock Exchange (the “TSX”) and the NYSE Amex Equities Exchange (the “AMEX”).

2.           Execution.  At the Execution Time on the Execution Date, the Company and the Purchaser shall duly execute this Subscription Agreement pursuant to which the Purchaser shall irrevocably subscribe for, and the Company shall irrevocably accept this subscription by the Purchaser of, 62,500,000 Shares, subject to the conditions set out in Section 11 hereof (which conditions may be waived by the Purchaser in its sole discretion) which, for greater certainty, include: (i) the approval of AMEX of the Private Placement (the “AMEX Approval”); (ii) the entering into of a Support Agreement and a Lock-Up Agreement by each of the Lenders; (iii) the receipt by the Purchaser of the legal opinions referred to in subsections 11(i) and (k) hereof; and (iv) the receipt by the Purchaser of the undertaking of the Company referred to in subsection 11(l) (collectively, the “Closing Date Conditions”).  The Closing shall occur immediately following satisfaction or waiver by the Purchaser of the last of the Closing Date Conditions to be satisfied or waived, it being understood that the Closing shall not occur until such time as all of the Closing Date Conditions have either been satisfied or waived by the Purchaser.

3.           Definitions.  In this Subscription Agreement, unless the context otherwise requires:

(a)	“affiliate” and “distribution” have the respective meanings ascribed to them in the Securities Act (Ontario);

(b)
“Arrangement” means the proposed transaction pursuant to which the businesses of the Company and the Purchaser will be combined pursuant to a plan of arrangement to be completed under the Canada Business Corporations Act;

(c)
“Black Fox Report” means the technical report entitled “NI 43-101 Technical Report, Apollo Gold Corporation, Black Fox Project, Timmins, Ontario, Canada” prepared by SRK (US), Inc., AMEC Americas Limited and Samuel Engineering, Inc. dated April 14, 2008 and filed on the Company’s SEDAR profile on April 14, 2008;

(d)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Shares pursuant to the provisions of this Subscription Agreement;

(e)	“Closing Date” means the date on which the last of the Closing Date Conditions to be satisfied is satisfied or waived by the Purchaser or such other date as the Company and the Purchaser may agree;

(f)
“Closing Time” means such time on the Closing Date immediately following the satisfaction or waiver by the Purchaser of the last of the Closing Date Conditions to be satisfied or waived or such other time as the Company and the Purchaser may agree;

(g)	“Common Shares” means the common shares in the capital of the Company;

(h)	“Company’s Auditors” means such firm of chartered accountants as the Company may have appointed or may from time to time appoint as auditors of the Company;

(i)
“Disclosure Documents” means all publicly available press releases, material change reports, annual information forms, information circulars, financial statements and other documents that have been disclosed by the Company to the public and filed pursuant to applicable Securities Laws or otherwise posted on SEDAR or EDGAR;

(j)	“Execution Date” means March 9, 2010 or such other date as the Company and the Purchaser may agree;

(k)	“Execution Time” means 8:00 a.m. (Toronto time) on the Execution Date or such other time as the Company and the Purchaser may agree;

(l)
“Expenses” means the Purchaser’s fees and expenses incurred in connection with the Private Placement, including GST and disbursements, for which the Company shall be responsible, to a maximum of $50,000, exclusive of GST and disbursements;

(m)	“Lenders” means, collectively, Macquarie Bank Limited and RMB Australia Holdings Limited, being the lenders to the Company under the Project Facility Agreement;

(n)	“Lock-Up Agreement” has the meaning ascribed thereto in subsection 11(c) hereof;

(o)
“Governmental Authority” means and includes, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

(p)
“Huizopa Report” means the technical report entitled “Report on the Geology and Current Status of the Huizopa Gold-Silver Property, Chihuahua, Mexico” prepared by John G. Cleary, Consulting Geologist, dated May 20, 2009 and filed on the Company’s SEDAR profile on August 19, 2009;

(q)
“Material Adverse Effect” when used in connection with an entity means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, financial condition or results of operations of such entity and its parent (if applicable) or subsidiaries, taken as a whole;

(r)	“NI 45-102” means National Instrument 45-102 Resale of Securities as such instrument is in effect at Closing in the Province of Nova Scotia in which the Purchaser resides;

(s)	“NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions as such instrument is in effect at Closing in the Province of Nova Scotia in which the Purchaser resides;

(t)
“person” means an individual, firm, corporation, syndicate, partnership, trust, association, unincorporated organization, joint venture, investment club, government or agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(u)	“Personal Information” means any information about a Purchaser disclosed by the Purchaser in this Subscription Agreement and the Schedules hereto;

(v)
“Project Facility Agreement” means the agreement among the Company, the Lenders and RMB Resources Inc. dated February 20, 2009, as amended, relating to the Company’s credit facility in respect of the Company’s Black Fox project;

(w)	“Properties” means, collectively, the properties of the Company that are the subject of the Black Fox Report and the Huizopa Report;

(x)	“Purchaser” means Linear Gold Corp.;

(y)	“Qualifying Jurisdiction” means the Province of Nova Scotia;

(z)	“Reporting Provinces” means, collectively, the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, Newfoundland;

(aa)	“SEC” means the U.S. Securities and Exchange Commission;

(bb)	“Securities Commission” means the Nova Scotia Securities Commission;

(cc)
“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in the Qualifying Jurisdiction and the United States and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

(dd)	“Support Agreement” has the meaning ascribed thereto in subsection 11(b) hereof;

(ee)	“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

(ff)	“U.S. Person” means a U.S. person as defined in Rule 902(k) of Regulation S under the U.S. Securities Act; and

(gg)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

4.           Delivery and Payment.  The Purchaser agrees that the following shall be delivered:

(a)
to the Company at the Execution Time, a completed and duly signed copy of this Subscription Agreement together with a duly completed and executed copy of the Accredited Investor Status Certificate in the form attached hereto as Schedule A; and

(b)
at the Closing Time, a certified cheque or bank draft made payable on or before the Closing Date in same day freely transferable Canadian funds at par in Toronto, Ontario to “Fogler, Rubinoff LLP, in Trust” representing the aggregate Purchase Price payable by the Purchaser for the Shares, less the Expenses, or such other method of payment of the same amount against delivery of the Shares as the Company may accept.

The Purchaser acknowledges and agrees that any document referred to in this Section 4, when executed and delivered by the Purchaser, will form part of and will be incorporated into this Subscription Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser hereunder in favour of the Company.  The Purchaser consents to the filing of such documents as may be required to be filed with the Securities Commission, the SEC, the TSX and AMEX in connection with the transactions contemplated hereby.

5.           Closing.  The transactions contemplated hereby will be completed at the offices of Fogler, Rubinoff LLP, counsel to the Company, in Toronto, Ontario on the Closing Date at the Closing Time or such other date or time as the Purchaser and the Company may agree upon.  At or prior to the Closing Time, the Company shall duly and validly deliver to the Purchaser one or more certificates in definitive form representing the Shares registered as directed by the Purchaser in writing, against payment at the direction of the Company, in lawful money of Canada by certified cheque, banker’s draft or wire transfer payable at par in the City of Toronto, of an amount equal to the aggregate purchase price for the Shares being issued and sold hereunder, less the Expenses.

6.           Covenants of the Company.  The Company hereby covenants to the Purchaser and its permitted assigns, and acknowledges that the Purchaser is relying on such covenants in purchasing the Shares, that the Company shall:

(a)
allow the Purchaser and its representatives to conduct all due diligence regarding the Company which the Purchaser may reasonably require to be conducted prior to the Closing Date.  Without limiting the generality of the foregoing, the Company shall make available its directors, senior management, audit committee, auditors, technical advisors, legal counsel and other experts to any questions the Purchaser may have;

(b)	use its best efforts to fulfill, at or before the Closing Date, each of the conditions set out in Section 11;

(c)
duly execute and deliver this Subscription Agreement at the Execution Time, and comply with and satisfy all terms, conditions and covenants herein contained to be complied with or satisfied by the Company;

(d)	ensure that at the Closing Time the Shares are duly issued as fully paid and non-assessable shares in the capital of the Company on payment of the purchase price therefor;

(e)	use US$10,000,000 of the net proceeds of the Private Placement to repay indebtedness under the Project Facility Agreement and use the balance of the net proceeds for working capital purposes;

(f)	subject to compliance with applicable Securities Laws, obtain the prior approval of the Purchaser as to the content and form of any press release relating to the Private Placement or the Arrangement;

(g)
execute and file with the Securities Commission and the SEC all forms, notices and certificates relating to the Private Placement required to be filed by it pursuant to the Securities Laws in the time required by applicable Securities Laws;

(h)
execute and file with the TSX and AMEX all necessary documents and use its commercially reasonable efforts to ensure that the Shares have been approved for listing and trading on the TSX and AMEX as of their date of issuance;

(i)
ensure that the Shares shall not be subject to a restricted period or statutory hold period under applicable Securities Laws or to the resale restriction under the policies of the TSX which extends beyond four months and one day after the Closing Date; provided, however, that the Shares shall be “restricted securities” under the U.S. Securities Act;

(j)
for a period of five (5) years following the Closing Date, use commercially reasonable efforts to maintain its status as a “reporting issuer” under the Securities Laws of at least one jurisdiction in Canada not in default of any requirement of such Securities Laws, unless during such period the Company is acquired by another entity through a formal takeover bid, plan of arrangement or other form of merger, reorganization or business combination;

(k)
for a period of five (5) years following the Closing Date, use commercially reasonable efforts to maintain the listing of the Common Shares on the TSX and AMEX, or such other recognized stock exchange or quotation system as the Purchaser may approve, acting reasonably, unless during such period the Company is acquired by another entity through a formal takeover bid, plan of arrangement or other form of merger, reorganization or business combination;

(l)
in the event the Arrangement is not completed for any reason: (i) upon the request of the Purchaser, file a registration statement with the SEC in respect of the Shares to register the resale of the Shares by the Purchaser in the United States, which registration statement shall be filed as soon as practicable following the request of the Purchaser and in any event within 30 days of such request; and (ii) use its commercially reasonable best efforts to resolve all comments of the SEC (if any) and to take all necessary steps in order to have such registration statement declared effective by the SEC as expeditiously as possible following the date of such filing;

(m)
during the period between the Execution Time and the Closing Time, not do or cause, permit or suffer to be done any act or thing which would have the effect of making untrue any representation or warranty of the Company contained in this Subscription Agreement, nor fail or omit to do or fail or omit to cause to be done any act or thing the non-performance of which would have the effect of making untrue any representation or warranty contained in this Subscription Agreement; and

(n)
during the period between the Execution Time and the Closing Time, not do or cause, permit or suffer to be done any act or thing which would reasonably be regarded as being directed towards or likely to prevent or delay the successful completion of the transactions contemplated in this Subscription Agreement.

7.           Representations and Warranties of the Company.  The Company represents and warrants to the Purchaser and its permitted assigns, and acknowledges that the Purchaser is relying upon such representations and warranties in connection with the execution of this Subscription Agreement and the completion of the Private Placement, that:

(i)
the Company and each of the Subsidiaries (as hereinafter defined) is a corporation duly incorporated, continued or amalgamated and validly existing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated, as the case may be, has all requisite corporate power and authority and is duly qualified and holds all necessary material permits, licences and authorizations necessary or required to carry on its business as now conducted and to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Company has all requisite power and authority to enter into this Subscription Agreement and to carry out its obligations hereunder;

(ii)
the Company has no subsidiaries other than the following (the “Subsidiaries” and each a “Subsidiary”) nor any investment or proposed investment in any person which, for the financial year ended December 31, 2009 accounted for more than five percent of the consolidated assets or consolidated revenues of the Company or would otherwise be material to the business and affairs of the Company on a consolidated basis:

Subsidiaries	Corporate Jurisdiction	Percentage Ownership

Apollo Gold, Inc.	Delaware	100%

Mine Development Finance, Inc.	Delaware	100%

Minera Sol de ORO S.A. de C.V.	Mexico	100%

Minas de Argonautas S de R.L. de C.V.	Mexico	100%

(iii)
the Company owns, directly or indirectly, the percentage of issued and outstanding shares of each of the Subsidiaries set out in subsection 7(ii) above, all of the issued and outstanding shares of the Subsidiaries are issued as fully paid and non-assessable shares, in each case, other than as disclosed in the Disclosure Documents, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever and no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Company or any of the Subsidiaries of any interest in any of the shares in the capital of any of the Subsidiaries;

(iv)
other than as disclosed in the Disclosure Documents, the Company and each of the Subsidiaries holds all requisite licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on its business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects except where the failure to hold such licences, registrations, qualifications, permits and consents would not have a Material Adverse Effect on the Company or any Subsidiary.  In particular, without limiting the generality of the foregoing, neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or adverse modification of any material mining or exploration permit or licence, nor have any of them received notice of the revocation or cancellation of, or any intention to revoke or cancel, any mining claims, groups of claims, exploration rights, concessions or leases with respect to any of the resource properties described in the Disclosure Documents where such revocation or cancellation would have a Material Adverse Effect on the Company or any Subsidiary;

(v)
except as disclosed in the Disclosure Documents, (a) the Company and the Subsidiaries are the absolute legal and beneficial owners of, and have good and marketable title to, all of the material property or assets thereof as described in the Disclosure Documents, and no other Mining Rights (as hereinafter defined) are necessary for the conduct of the business of the Company or any Subsidiary as currently conducted, (b) none of the Company or any Subsidiary knows of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such Mining Rights and, (c) none of the Company or any Subsidiary has any responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to the Mining Rights thereof;

(vi)
the Company and the Subsidiaries hold either freehold title, mining leases, mining concessions, mining claims or participating interests or other conventional property or proprietary interests or rights, recognized in the jurisdiction in which a particular property is located (collectively, “Mining Rights”), in respect of the ore bodies and minerals located in properties in which the Company and the Subsidiaries have an interest as described in the Disclosure Documents under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Company or the applicable Subsidiary to explore the minerals relating thereto; all property, leases or claims in which the Company or any Subsidiary has an interest or right have been validly located and recorded in accordance in all material respects with all applicable laws and are valid and subsisting except where the failure to be so would not have a Material Adverse Effect on the Company or any Subsidiary; the Company and the Subsidiaries have all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Company and the Subsidiaries have an interest as described in the Disclosure Documents granting the Company or the applicable Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Company or the applicable Subsidiary, with only such exceptions as do not interfere with the use made by the Company or the applicable Subsidiary of the rights or interest so held; and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in the name of the Company or a Subsidiary except where the failure to be so would not have a Material Adverse Effect on the Company or any Subsidiary. The Mining Rights in respect of the Company’s properties, as disclosed in the Disclosure Documents, constitute a description of all material Mining Rights held by the Company and the Subsidiaries;

(vii)
the Company has made available to the respective authors thereof, prior to the issuance of the Black Fox Report and the Huizopa Report for the purpose of preparing the Black Fox Report and the Huizopa Report, respectively, all information requested, and to the knowledge and belief of the Company, no such information contains any material misrepresentation. The Company does not have any knowledge of a material adverse change in any production, cost, price, reserves or other relevant information provided since the dates that such information was so provided;

(viii)
to the best of the knowledge of the Company, the Black Fox Report and the Huizopa Report, as supplemented by the disclosure in respect of such properties in the Disclosure Documents, accurately and completely set forth all material facts relating to the properties that are subject thereto. Since the date of preparation of the the Black Fox Report and the Huizopa Report, respectively, there has been no change of which the Company is aware that would disaffirm any aspect of such reports in any material respect;

(ix)
the Company is a reporting issuer under the Securities Laws of each of the Reporting Provinces, is not in default of any requirement of such Securities Laws and the Company is not included on a list of defaulting reporting issuers maintained by the securities regulatory authorities of such provinces;

(x)
at the Execution Time, all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by the Company under the Securities Laws necessary for the execution and delivery of this Subscription Agreement, and the consummation of the transactions contemplated herein, will have been made or obtained, as applicable (other than the AMEX Approval);

(xi)
at the Closing Time, the AMEX Approval will have been obtained and other than the filing of reports required under applicable Securities Laws within the prescribed time periods and the filing of standard documents with the SEC, TSX and AMEX, which documents shall be filed as soon as practicable after the Closing Date, no consents, approvals, permits, authorizations or filings will be required by the Company under the Securities Laws necessary for the consummation of the transactions contemplated herein;

(xii)
the Shares will not be subject to a restricted period or to a statutory hold period under the Securities Laws in Canada or to any resale restriction under the policies of the TSX which extends beyond four months and one day after the Closing Date;

(xiii)
the execution and delivery of this Subscription Agreement, the performance by the Company of its obligations hereunder, the issue and sale of the Shares hereunder and the consummation of the transactions contemplated in this Subscription Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (whether after notice or lapse of time or both), (A) any statute, rule or regulation applicable to the Company including, without limitation, the Securities Laws, the policies, rules and regulations of the TSX and, subject to the receipt of the AMEX Approval, the policies, rules and regulations of the AMEX; (B) the constating documents, by-laws or resolutions of the Company which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Company is a party or by which it is bound; or (D) any judgment, decree or order binding the Company, any Subsidiary or the property or assets thereof;

(xiv)
the Company is in compliance in all material respects with its timely and continuous disclosure obligations under the Securities Laws and the rules and regulations of the TSX and AMEX and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, capital or prospects of the Company and the Subsidiaries (taken as a whole) since September 30, 2009, which has not been publicly disclosed on a non-confidential basis and all the statements set forth in the Disclosure Documents were true, correct and complete in all material respects and did not contain any misrepresentation as of the date of such statements and the Company has not filed any confidential material change reports since the date of such statements which remains confidential as at the date hereof;

(xv)	except as disclosed in the Disclosure Documents, neither the Company nor any Subsidiary has approved, or has entered into any agreement in respect of, or has any knowledge of:

(A)
the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Company or any Subsidiary whether by asset sale, transfer of shares or otherwise;

(B)
the change in control (by sale, transfer or other disposition of shares or sale, transfer, lease or other disposition of all or substantially all of the property and assets of the Company) of the Company or any Subsidiary; or

(C)	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Company or any Subsidiary;

(xvi)
the audited consolidated financial statements of the Company as at and for the year ended December 31, 2008 (the “Audited Financial Statements”) and consolidated comparative financial statements for the nine months ended September 30, 2009 have been prepared in accordance with generally accepted accounting principles in Canada and present fully, fairly and correctly in all material respects, the consolidated financial condition of the Company as at the date thereof and the results of the operations and the changes in the financial position of the Company for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Company and, except as disclosed in the Disclosure Documents, there has been no change in accounting policies or practices of the Company since September 30, 2009;

(xvii)
all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Company and the Subsidiaries have been paid, except where the failure to pay such taxes would not constitute an adverse material fact in respect of the Company or any Subsidiary or have a Material Adverse Effect on the Company or any Subsidiary.  All tax returns, declarations, remittances and filings required to be filed by the Company and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Company or have a Material Adverse Effect on the Company or any Subsidiary.  To the best of the knowledge of the Company, no examination of any tax return of the Company or any Subsidiary is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any taxes that have been paid, or may be payable, by the Company or any Subsidiary, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Company or have a Material Adverse Effect on the Company or any Subsidiary;

(xviii)
the Company’s Auditors who audited the Audited Financial Statements and who provided their audit report thereon are independent public accountants as required under applicable Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102 Continuous Disclosure Obligations) between the Company and the Company’s Auditors or, to the knowledge of the Company, any former auditors of the Company;

(xix)
other than: (i) 11,594,371 Common Shares issuable pursuant to outstanding stock options of the Company and an additional 100,000 Common Shares issuable pursuant to stock options of the Company to be granted after public announcement of the Arrangement; (ii) 104,138,178 Common Shares issuable pursuant to outstanding common share purchase warrants of the Company; (iii) 800,000 Common Shares issuable to RAB Special Situations (Master) Fund Limited (“RAB”) pursuant to the Third Amending Agreement dated February 26, 2010 between the Company and RAB; (iv) 1,592,733 Common Shares issuable to Duane Duffy, Glenn Duffy, Luke Garvey and James Ober pursuant to a letter of intent dated February 22, 2010 among the Company, Calais Resources, Inc.; (v) 8,580,000 Common Shares issuable pursuant to convertible debentures and (vi) 2,448,390 Common Shares issuable pursuant to agents’ compensation units, and the foregoing persons, no person, firm or corporation has or will have at the effective date of the Arrangement any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option, for the purchase of any unissued shares or securities of the Company or of any of the Subsidiaries;

(xx)	to the Company’s knowledge, there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Company or of the Subsidiaries;

(xxi)
except as disclosed in the Disclosure Documents, none of the officers or employees of the Company or of any Subsidiary, any person who owns, directly or indirectly, more than 10% of any class of securities of the Company or securities of any person exchangeable for more than 10% of any class of securities of the Company, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the  Company or any of the Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Company on a consolidated basis;

(xxii)
except as disclosed in the Disclosure Documents, no legal or governmental proceedings or inquiries are pending to which the Company or any Subsidiary is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or license necessary to conduct the business now owned or operated by the Company and the Subsidiaries which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the Company or any Subsidiary and, to the knowledge of the Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Company or with respect to its properties;

(xxiii)
except as disclosed in the Disclosure Documents, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or, to the best of the Company’s knowledge, threatened against or affecting the Company, the Subsidiaries, or their respective directors, officers or employees, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the best of the Company’s knowledge, there is no basis therefor and neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any governmental authority, which, either separately or in the aggregate, may have a Material Adverse Effect on the Company or any Subsidiary or that would adversely affect the ability of the Company to perform its obligations under this Subscription Agreement;

(xxiv)
no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority or other person is required of the Company in connection with the execution and delivery of or with the performance by the Company of this Subscription Agreement except in compliance with the Securities Laws with regard to the distribution of the Shares in the Qualifying Jurisdiction and other routine filings with the SEC;

(xxv)
none of the Company nor any of the Subsidiaries is in violation of its constating documents or in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(xxvi)
the Company and each of the Subsidiaries owns or has the right to use under licence, sub-licence or otherwise all material intellectual property used by the Company and the Subsidiaries in its business, including copyrights, industrial designs, trade marks, trade secrets, know how and proprietary rights, free and clear of any and all encumbrances;

(xxvii)
except as disclosed in the Disclosure Documents, any and all of the agreements and other documents and instruments pursuant to which the Company and the Subsidiaries hold the property and assets thereof (including any interest in, or right to earn an interest in, any property) are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, neither the Company nor any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all material leases, licences and other agreements pursuant to which the Company or any Subsidiary derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or agreement.  None of the properties (or any interest in, or right to earn an interest in, any property) of the Company or any Subsidiary is subject to any right of first refusal or purchase or acquisition right which is not disclosed in the Disclosure Documents;

(xxviii)
subject to the receipt by the Company of the AMEX Approval, all actions required to be taken by or on behalf of the Company, including the passing of all requisite resolutions of its directors, necessary to carry out its obligations under this Subscription Agreement, have been or will, by the Execution Time, be completed;

(xxix)
at the Execution Time, this Subscription Agreement shall have been duly authorized and executed and delivered by the Company and upon such execution and delivery each shall constitute a valid and binding obligation of the Company and shall be enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(xxx)	at the Closing Time, all necessary corporate action will have been taken by the Company to allot and authorize the issuance of the Shares as fully paid and non-assessable shares of the Company;

(xxxi)
the Common Shares are listed and posted for trading on the TSX and all necessary notices and filings will have been made before the Execution Time with and all necessary consents, approvals and authorizations obtained by the Company from the TSX to ensure that, subject to fulfilling the conditions contained in a letter from the TSX dated March 5, 2010 in connection with the conditional acceptance of the Private Placement, the Shares will be listed and posted for trading on the TSX upon their issuance;

(xxxii)
the Common Shares are listed and posted for trading on the AMEX and all necessary notices and filings will have been made before the Execution Time with the AMEX to ensure that, subject to receipt of the AMEX Approval, the Shares will be listed and posted for trading on the AMEX upon their issuance;

(xxxiii)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company (including the Shares) has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are pending, contemplated or threatened by any regulatory authority;

(xxxiv)
the authorized capital of the Company consists of an unlimited number of Common Shares, of which, as at the close of business on March 5, 2010, 273,081,000 Common Shares were issued and outstanding as fully paid and non-assessable shares of the Company;

(xxxv)	other than as set out in the Disclosure Documents, neither the Company nor any of the Subsidiaries has made any loans to or guaranteed the obligations of any person;

(xxxvi)
with respect to each premises of the Company or the Subsidiaries which is material to the Company and the Subsidiaries on a consolidated basis and which the Company or any of the Subsidiaries occupies as tenant (the “Leased Premises”), the Company or such Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises and each of the leases pursuant to which the Company and/or the Subsidiaries occupies the Leased Premises is in good standing and in full force and effect;

(xxxvii)
the assets of the Company and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and the Company has not failed to promptly give any notice of any material claim thereunder;

(xxxviii)
the Company and each of the Subsidiaries is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, except where non-compliance with such laws could not reasonably be expected to have a Material Adverse Effect on the Company or any Subsidiary, and has not and is not engaged in any unfair labour practice;

(xxxix)
there has not been in the last two years and there is not currently any labour disruption, grievance, arbitration proceeding or other conflict which could reasonably be expected to have a Material Adverse Effect on the Company’s or any of the Subsidiaries’ business, taken as a whole, and the Company and each of the Subsidiaries is in compliance with all provisions of all federal, provincial, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where non-compliance with any such provisions would not have a Material Adverse Effect on the Company or any of the Subsidiaries;

(xl)
no union has been accredited or otherwise designated to represent any employees of the Company or any of the Subsidiaries and, to the knowledge of the Company, no accreditation request or other representation question is pending with respect to the employees of the Company or any of the Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Company’s facilities and none is currently being negotiated by the Company or any Subsidiary;

(xli)
the Disclosure Documents disclose, to the extent required by applicable Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Company for the benefit of any current or former director, officer, employee or consultant of the Company (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(xlii)
the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles and to maintain accountability for assets;

(xliii)
except as disclosed in the Disclosure Documents, none of the directors, officers or employees of the Company or any associate or affiliate of any of the foregoing had or has any material interest, direct or indirect, in any material transaction or any proposed material transaction with the Company or its Subsidiaries which materially affects, is material to or will materially affect the Company or any Subsidiary;

(xliv)	CIBC Mellon Trust Company, at its office in the City of Toronto, Ontario has been duly appointed as registrar and transfer agent for the Common Shares;

(xlv)
the minute books and records of the Company and the Subsidiaries made available to the Purchaser and its counsel in connection with their due diligence investigation of the Company for the periods from January 2002 to the date hereof are all of the minute books and records of the Company and the Subsidiaries and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Company and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Company or any of its Subsidiaries to the date hereof not reflected in such minute books and other records;

(xlvi)
neither the Company nor any of its Subsidiaries has been in violation of, in connection with the ownership, use, maintenance or operation of its property and assets, including the Leased Premises, any applicable federal, provincial, state, municipal or local laws, by-laws, regulations, orders, policies, permits, licences, certificates or approvals having the force of law, domestic or foreign, relating to environmental, health or safety matters (collectively the “Environmental Laws”) which would have a Material Adverse Effect on the Company or any of its Subsidiaries;

(xlvii)
without limiting the generality of the immediately preceding paragraph, the Company and each of its Subsidiaries do not have any knowledge of, and have not received any notice of, any material claim, judicial or administrative proceeding, pending or threatened against, or which may affect, either the Company or any Subsidiary or any of the property, assets or operations thereof, relating to, or alleging any violation of any Environmental Laws, the Company is not aware of any facts which could give rise to any such claim or judicial or administrative proceeding and neither the Company, nor any Subsidiary nor any of the property, assets or operations thereof is the subject of any investigation, evaluation, audit or review by any Governmental Authority to determine whether any violation of any Environmental Laws has occurred or is occurring or whether any remedial action is needed in connection with a release of any contaminant into the environment, except for compliance investigations conducted in the normal course by any Governmental Authority, in each case which could reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries;

(xlviii)
there are no orders, rulings or directives issued, pending or, to the best of the Company’s knowledge reasonably held, being based on due direction and enquiry of its personnel and advisors, threatened against the Company or any of its Subsidiaries under or pursuant to any Environmental Laws requiring any work, repairs, construction or capital expenditures with respect to the property or assets of the Company or any of its Subsidiaries (including the Leased Premises) which would have a Material Adverse Effect on the Company or any of its Subsidiaries;

(xlix)
the Company and the Subsidiaries are not subject to any contingent or other liability relating to the restoration or rehabilitation of land, water or any other part of the environment (except for those derived from normal exploration activities) or non-compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect on the Company or any of the Subsidiaries;

(l)
all information which has been prepared by the Company and the Subsidiaries relating to the Company and the Subsidiaries and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Purchaser, including all financial, marketing, sales and operational information provided to the Purchaser is, as of the date of such information, true and correct in all material respects, taken as a whole, and no fact or facts have been omitted therefrom which would make such information materially misleading;

(li)
the Company is not aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part XXIII – Civil Liability for Secondary Market Disclosure of the Securities Act (Ontario); and

(lii)
there is no person acting or purporting to act at the request  of or on behalf of the Company that is entitled to any brokerage or finder’s fee or other compensation in connection with the transactions contemplated by this Subscription Agreement.

8.           Purchaser’s Representations and Warranties.  The Purchaser represents and warrants to the Company as follows and acknowledges that the Company is relying on such representations and warranties in connection with the transactions contemplated in this Subscription Agreement:

(i)
the Purchaser is duly incorporated and is a valid and existing corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement, to subscribe for the Shares and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof and upon acceptance by the Company, this Subscription Agreement will constitute a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of or create a state of facts which, after notice, lapse of time or both, would constitute a default or breach of any of the Purchaser’s constating documents, by-laws or authorizing resolutions (if applicable), any agreement to which the Purchaser is a party or by which the Purchaser is bound or any law applicable to the Purchaser or any judgment, decree, order, statute, rule or regulation applicable to the Purchaser;

(ii)
the Purchaser was offered the Shares in, and is a resident of, the Qualifying Jurisdiction, intends that the Securities Laws of that jurisdiction do and shall govern any transaction involving the Shares subscribed for by the Purchaser and that such addresses of the Purchaser as set out on the face page of this Subscription Agreement was not created and are not used solely for the purpose of acquiring the Shares;

(iii)
the Purchaser has properly completed, executed and delivered to the Company the certificate (dated as of the date hereof) set forth in Schedule A attached hereto and the information contained therein is true and correct as of the Execution Time and the representations, warranties and covenants contained in the schedule attached hereto will be true and correct as at the Closing Time;

(iv)	as of the Execution Time, the Purchaser will not beneficially own any Common Shares or securities convertible into Common Shares;

(v)	the Purchaser is purchasing the Shares as principal (as defined in all applicable Securities Laws) for its own account, and not for the benefit of any other person;

(vi)	the Purchaser is purchasing the Shares for investment only and not with a view to resale or distribution of all or any of the Shares;

(vii)
there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee and if any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Shares;

(viii)
none of the funds being used to purchase the Shares are to the Purchaser’s knowledge proceeds obtained or derived directly or indirectly as a result of illegal activities.  The funds being used to purchase the Shares which will be advanced by the Purchaser to the Escrow Agent hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser’s and other information relating to this Subscription Agreement and the Purchaser's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge (i) none of the funds to be provided by the Purchaser are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (ii) it shall promptly notify the Company if the Purchaser discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith;

(ix)	the Purchaser was not created or being used solely to permit purchases of or to hold securities without a prospectus in reliance on a prospectus exemption;

(x)
the Purchaser acknowledges that this Subscription Agreement requires the Purchaser to provide certain Personal Information to the Company.  Such information is being collected and will be used by the Company for the purposes of completing the proposed Private Placement which includes, without limitation, determining the Purchaser’s eligibility to purchase the Shares under applicable Securities Laws and completing filings required by the SEC, the Securities Commission and/or the TSX or AMEX. The Purchaser agrees that the Purchaser’s Personal Information may be disclosed by the Company to: (a) stock exchanges and applicable securities regulatory authorities, (b) the Company’s registrar and transfer agent, and (c) any of the other parties involved in the proposed Private Placement, including legal counsel, and may be included in record books in connection with the Private Placement.  By executing this Subscription Agreement, the Purchaser consents to the foregoing collection, use and disclosure of the Purchaser’s Personal Information. The Purchaser also consents to the filing of copies or originals of any of the Purchaser’s documents described in Section 4 hereof as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby;

(xi)
the Purchaser is not a “U.S. Person” (as that term is defined by Regulation S under the U.S. Securities Act, which definition includes, but is not limited to, an individual resident in the United States, an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or company organized or incorporated under the laws of the United States (or any State thereof)) and is not acquiring the Shares for the account or benefit of a U.S. Person or a person in the United States;

(xii)
the Shares have not been offered to the Purchaser in the United States, and the individuals making the order to purchase the Shares and executing and delivering this Subscription Agreement on behalf of the Purchaser were not in the United States when the order was placed and this Subscription Agreement was executed and delivered;

(xiii)
the Purchaser undertakes and agrees that it will not offer or sell the Shares in the United States unless such shares are registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or another exemption from such registration requirements is available, and further that it will not resell the Shares except in accordance with the provisions of applicable securities legislation, regulations, rules, policies and orders and stock exchange rules;

(xiv)	the Purchaser will not engage in hedging transactions with regard to the Shares unless conducted in compliance with the U.S. Securities Act; and

(xv)
the Purchaser acknowledges that the Company and its transfer agent will refuse to register any transfer of any of the Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to an available exemption from registration under the U.S. Securities Act or under an effective registration statement under the U.S. Securities Act.

9.           Purchaser’s Acknowledgements.  The Purchaser acknowledges and agrees, and without in any way limiting the foregoing that:

(a)
(i) no agency, securities commission, governmental authority, regulatory body, stock exchange or other entity has reviewed or passed on, made any finding or determination as to the merit for investment of, nor have any such agencies, securities commissions or governmental authorities made any recommendation or endorsement with respect to the Shares or the Private Placement; (ii) there is no government or other insurance covering the Shares; and (iii) there are risks associated with the purchase of the Shares;

(b)
the purchase of the Shares has not been or will not be (as applicable) made through, or as a result of, and the distribution of the Shares is not being accompanied by, a general solicitation or advertisement including articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(c)
no prospectus or other offering document has been filed by the Company with a securities commission or other securities regulatory authority in any province of Canada, or any other jurisdiction in or outside of Canada (including the United States) in connection with the issuance of the Shares and such issuance is exempt from the prospectus requirements otherwise applicable under the provisions of Securities Laws and, as a result, in connection with its purchase of the Shares hereunder, as applicable:

(i)
the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell the Shares through a person registered to sell securities under the Securities Laws and that the Purchaser is restricted from using most of the protections, rights and remedies available under Securities Laws including, without limitation, statutory rights of rescission or damages;

(ii)
the Purchaser will not receive information that may otherwise be required to be provided to the Purchaser under applicable Securities Laws or contained in a prospectus prepared in accordance with applicable Securities Laws;

(iii)	the Company is relieved from certain obligations that would otherwise apply under such applicable Securities Laws; and

(iv)
there are restrictions on the Purchaser’s ability to resell the Shares and it is the responsibility of the Purchaser to find out what these restrictions are and to comply with them before reselling such securities.

(d)
the Shares will be subject to certain resale restrictions under the Securities Laws and the Purchaser agrees to comply with such restrictions.  The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.  For purposes of complying with the Securities Laws and NI 45-102, the Purchaser understands and acknowledges that upon the issuance of the Shares, all the certificates representing the Shares shall bear a legends substantially in the following form:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [THE DATE THAT IS FOUR MONTHS PLUS ONE DAY FROM THE CLOSING DATE].”;

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT 'GOOD DELIVERY' IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE”;

In addition, the certificate(s) representing the Shares will also bear a legend substantially in the following form as required by the U.S. Securities Act:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.”;

provided that in the event that the Purchaser proposes to sell, transfer or assign the Shares, the Company and the Purchaser shall cooperate and use their mutual commercially reasonable best efforts to deliver and provide or cause to be delivered and provided all such information and documents (including declarations and, if necessary, legal opinions, in customary form) as may be required to remove the U.S. Securities Act legend set forth above (if a basis for removal exists under the Securities Laws).

(e)
no person has made any written or oral representations: (i) that any person will resell or repurchase the Shares; (ii) that any person will refund the Purchase Price; or (iii) as to the future price or value of the Shares .

10.         Conditions of Closing in Favour of the Company.  The Purchaser acknowledges that the Company’s obligation to sell the Shares to the Purchaser at the Closing Time shall be conditional upon the fulfilment of the following conditions:

(a)
the Purchaser executing and returning to the Company all documents required by applicable Securities Laws for delivery on behalf of the Purchaser including, without limitation, Schedule A attached hereto, by no later than the Closing Time;

(b)
the Company having obtained all required regulatory approvals (including those that may be required under Securities Laws) to permit the completion of the transactions contemplated hereby, including the AMEX Approval;

(c)
the offer, issue, sale and delivery of the Shares being exempt from the requirements to file a prospectus or deliver an offering memorandum (as defined in applicable Securities Laws, including Ontario Securities Commission Rule 14-501 Definitions) or any similar document under applicable Securities Laws and other applicable securities laws relating to the sale of the Shares, or the Company having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum or any similar document;

(d)	the representations and warranties set out herein, including in the Schedules attached hereto, of the Purchaser being true and correct as at the Closing Time; and

(e)
at the Closing Time, the Company shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Purchaser, or such other officers or directors of the Purchaser as the Company may agree, certifying for and on behalf of the Purchaser, to the best of the knowledge, information and belief of the persons so signing, that:

(i)	the Purchaser has complied with all the covenants and satisfied all the terms and conditions of this Subscription Agreement on its part to be complied with and satisfied up to the Closing Time; and

(ii)
the representations and warranties of the Purchaser contained in this Subscription Agreement are true and correct as of the Closing Time, with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Subscription Agreement.

11.        Conditions of Closing in Favour of the Purchaser.  The Company acknowledges that the Purchaser’s obligation to purchase the Shares at the Closing Time shall be conditional upon the fulfilment of the following conditions:

(a)         at the Closing Time, the Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, or such other officers or directors of the Company as the Purchaser may agree, certifying for and on behalf of the Company, to the best of the knowledge, information and belief of the persons so signing, that:

(i)
no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Company has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened by any regulatory authority;

(ii)
since September 30, 2009, (A) there has been no material adverse change (actual, proposed or prospective, whether financial or otherwise) in the business, business prospects, affairs, operations, assets, liabilities (contingent or otherwise) or capital of the Company or any of its Subsidiaries as of the date of this Subscription Agreement that has not been generally disclosed, and (B) no material transactions have been entered into by the Company or any of the Subsidiaries other than in the ordinary course of business, except as has been disclosed in the Disclosure Documents;

(iii)	the Company has complied with all the covenants and satisfied all the terms and conditions of this Subscription Agreement on its part to be complied with and satisfied up to the Closing Time; and

(iv)
the representations and warranties of the Company contained in this Subscription Agreement are true and correct as of the Closing Time, with the same force and effect as if made at and as of the Closing Time after giving effect to the transactions contemplated by this Subscription Agreement;

(b)         at or before the Closing Time, each of the Lenders shall have entered into a support agreement, in form and substance satisfactory to the Purchaser , pursuant to which each Lender agrees, among other things,  to support and vote in favour of the Arrangement (a “Support Agreement”);

(c)         at or before the Closing Time, each of the Lenders shall have entered into a lock-up agreement, in form and substance satisfactory to the Purchaser, pursuant to which each Lender agrees, among other things, not to, directly or indirectly, exercise or offer, sell, contract to sell, lend, swap, or enter into any other agreement to transfer the economic consequences of any of the Common Shares or common share purchase warrants of the Company held by them until December 31, 2010 (a “Lock-Up Agreement”);

(d)          the Purchaser shall have received at the Execution Time a certificate dated the Closing Date, signed by an appropriate officer or officers of the Company addressed to the Purchaser and its counsel, with respect to the articles and by-laws of the Company, all resolutions of the Company’s board of directors relating to this Subscription Agreement and the transactions contemplated hereby, the incumbency and specimen signatures of signing officers and such other matters as the Purchaser may reasonably request;

(e)          the Purchaser shall have received evidence on or before the Execution Time that all requisite regulatory approvals, including the approval of the TSX, have been obtained by the Company in order to complete the Private Placement, other than the AMEX Approval;

(f)           the Purchaser shall have received evidence on or before the Closing Time that the AMEX Approval has been obtained;

(g)          the Shares shall have been conditionally approved for listing on the TSX and AMEX;

(h)          the Purchaser shall have received a certificate from CIBC Mellon Trust Company as to the number of Common Shares issued and outstanding as at a date no more than two Business Days prior to the Closing Date;

(i)           at or before the Closing Time, the Purchaser shall have received favourable legal opinions addressed to the Purchaser, in form and substance satisfactory to the Purchaser, acting reasonably, dated as of the Closing Date, from Fogler, Rubinoff LLP, counsel for the Company, and where appropriate, other local counsel of the Company, which counsel in turn may rely, as to matters of fact, on certificates of auditors, public officials and officers of the Company, as appropriate, with respect to the following matters:

(i)
as to the valid existence of the Company under the laws of the Yukon and as to the corporate power of the Company to carry out its obligations under this Subscription Agreement and to issue the Shares;

(ii)	the Company is a reporting issuer not on the list of defaulting reporting issuers maintained pursuant to the applicable Securities Laws of the Qualifying Jurisdiction;

(iii)	as to the authorized capital of the Company;

(iv)	the Company has all requisite corporate power and authority under the laws of Canada to carry on its business as presently carried on and to own, lease and operate its properties and assets;

(v)
none of the execution and delivery of this Subscription Agreement, the performance by the Company of its obligations hereunder, or the sale or issuance of the Shares, will conflict with or result in any breach of the constating documents or by-laws of the Company, the provisions of any law, statute, rule or regulation to which the Company is subject or any resolutions of the directors or shareholders of the Company;

(vi)
this Subscription Agreement has been duly authorized and executed and delivered by the Company, and constitutes a valid and legally binding agreement of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, liquidation, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principals when equitable remedies are sought, and the qualification that the enforceability of rights of indemnity, contribution and waiver and the ability to sever unenforceable terms may be limited by applicable law;

(vii)	the Shares have been authorized and allotted for issuance and will be validly issued as fully paid and non-assessable securities of the Company;

(viii)
the offering, issue, sale and delivery of the Shares to the Purchaser in the Qualifying Jurisdiction in accordance with this Subscription Agreement is exempt from the prospectus and registration requirements of applicable Securities Laws and no prospectus will be required to be filed, no other document will be required to be filed, no proceeding taken and no approval, permit, consent or authorization of the Securities Commission will be required to be obtained under applicable Securities Laws to permit the offering, issue, sale and delivery of the Shares to the Purchaser, subject to the completion of filings required to be made after the completion of the Private Placement;

(ix)
other than a trade that is otherwise exempt from the prospectus and registration requirements of the Securities Laws, the first trade by the Purchaser in the Qualifying Jurisdiction of the Shares is a distribution unless at the time of such trade:

(a)	the Company is and has been a reporting issuer in a jurisdiction of Canada for the four months immediately preceding the trade;

(b)	at least four months have elapsed from the “distribution date” (as defined under the National Instrument) of the Shares;

(c)
the certificate representing the Shares carries a legend stating “Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is four months and a day after the Closing Date”;

(d)	such trade is not a “control distribution” (as defined in the NI 45-102);

(e)	no unusual effort is made to prepare the market or to create a demand for the securities that are the subject of such trade;

(f)	no extraordinary commission or consideration is paid to a person or company in respect of such trade; and

(g)
if the selling securityholder is an insider or officer of the Company, the selling securityholder has no reasonable grounds to believe that the Company is in default of “securities legislation” (as defined in National Instrument 14-101 – Definitions and Interpretation); and

(x)	the TSX has conditionally accepted the listing of the Shares subject to compliance with its conditions outlined in such conditional acceptance.

(j)           at the Closing Time, the Purchaser shall have received a certificate of compliance with respect to the Company and a reporting issuer certificate for the Company from the Securities Commission;

(k)          at the Closing Time, the Purchaser shall have received a favourable legal opinion addressed to the Purchaser from counsel to the Company, in form and substance satisfactory to the Purchaser, acting reasonably, dated as of the Closing Date, with respect to title and other Mining Rights in regards to each of the Properties (the “Title Opinion”);

(l)           at the Closing Time, the Purchaser shall have received an undertaking of the Company to deliver to the Purchaser with 10 business days following the Closing Date an updated Title Opinion in form and substance satisfactory to the Purchaser, acting reasonably, which Title Opinion shall include reference to the results of customary off-title reviews, searches and enquiries in regards to each of the Properties; and

(m)         the Purchaser shall have completed and be satisfied, in its sole discretion, with the results of its due diligence investigations regarding the Company, the Subsidiaries and their respective business.

12.         Survival of Representations and Warranties. All terms, warranties, representations, covenants, indemnities and agreements herein contained or contained in any documents delivered pursuant to this Subscription Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Shares and continue in full force and effect for the benefit of the Purchaser and/or the Company, as the case may be, regardless of the Closing of the Private Placement and regardless of any investigations which may be carried out by the Purchaser or on its behalf and shall not be limited or prejudiced by any investigation made by or on behalf of the Purchaser in connection with the purchase and sale of the Shares or otherwise.

13.           Indemnity.  (a) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith.

(b)           The Company agrees to indemnify and hold harmless the Purchaser and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Company contained herein or in any document furnished by the Company to the Purchaser in connection herewith being untrue in any material respect or any breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any document furnished by the Company to the Purchaser in connection herewith.

14.           Modification.  Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

15.           Assignment.  The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

16.           Miscellaneous and Counterparts.  This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

17.           Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Purchaser and the Company hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Subscription Agreement.

18.           Facsimile Subscriptions.  The Company and the Purchaser shall be entitled to rely on delivery by facsimile machine or other electronic means of an executed copy of this Subscription Agreement, including the completed Schedules hereto, and acceptance by the Company and the Purchaser of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

19.           Entire Agreement.  This Subscription Agreement (including the Schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.  This Subscription Agreement may be amended or modified in any respect by written instrument only.

20.           Time of Essence.  Time shall be of the essence of this Subscription Agreement.

21.           Currency.  Unless otherwise specified herein, all dollar amounts referred to in this Subscription Agreement are in Canadian dollars.

22.           Further Assurances.  Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Subscription Agreement.

23.           Singular and Plural, etc.  Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24.           Headings.  The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

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SCHEDULE A

ACCREDITED INVESTOR STATUS CERTIFICATE

The categories listed herein contain certain specifically defined terms.  If you are unsure as to the meanings of those terms, or are unsure as to the applicability of any category below, please contact your broker and/or legal advisor before completing this certificate.

In connection with the purchase by the undersigned Purchaser of the Shares, the Purchaser hereby represents, warrants, covenants and certifies to the Company (and acknowledges that the Company and its counsel are relying thereon) that:

(a)	the Purchaser is purchasing the Shares as principal for its own account and not for the benefit of any other person;

(b)
the Purchaser is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced below beside which the undersigned has indicated the undersigned belongs to such category; and

(c)	upon execution of this Schedule A by the Purchaser, this Schedule A shall be incorporated into and form a part of the Subscription Agreement.

(PLEASE CHECK THE BOX OF THE APPLICABLE CATEGORY OF ACCREDITED INVESTOR)

☐	(a)	a Canadian financial institution, or a Schedule III bank;

☐	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

☐	(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

☐	(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

☐	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

☐	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

☐	(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

☐	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

☐	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

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☐	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

☐	(k)
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

☐	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

☒	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

☐	(n)
an investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or (iii) a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

☐	(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

☐	(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

☐	(q)
a person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund;

☐	(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

☐	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

☐	(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

☐	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

☐	(v)
a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

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For the purposes hereof, the following definitions are included for convenience:
(a)
“Canadian financial institution” means (i) an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or (ii) a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)
“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebéc where control person means any person that holds or is one of a combination of persons that holds (i) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (ii) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(c)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(d)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)
“founder” means, in respect of an issuer, a person who, (i) acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and (ii) at the time of the trade is actively involved in the business of the issuer;

(f)
“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(g)
“investment fund” means a mutual fund or a non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution, and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c. 429 whose business objective is making multiple investments;

(h)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

(i)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(j)
“spouse” means an individual who(i)is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual, (ii) is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or (iii) in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(k)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

In NI 45-106 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

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In NI 45-106 a person (first person) is considered to control another person (second person) if (a) the first person,   directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation, (b) the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership, or (c) the second person is a limited partnership and the general partner of the limited partnership is the first person.

In NI 45-106 a trust company or trust corporation described in paragraph (p) above of the definition of “accredited investor” (other than in respect of a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) is deemed to be purchasing as principal.

In NI 45-106 a person described in paragraph (q) above of the definition of “accredited investor” is deemed to be purchasing as principal.

The foregoing representations contained in this certificate are true and accurate as of the date of this certificate and will be true and accurate as of the Closing Time.  If any such representations shall not be true and accurate prior to the Closing Time, the undersigned shall give immediate written notice of such fact to the Company prior to the Closing Time.

Dated:	March 9, 2010	Signed:	/s/ Wade Dawe

Linear Gold Corp.
Print the name of Purchaser

Print name and title of Authorized Signing Officer

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